ASSUMPTION AGREEMENT


This Agreement, dated the 13th day of May, 1996, is entered into among Casino Magic Corp.("Magic"), Jefferson Casino Corp. ("JCC"), (Magic and JCC, "Purchasers"), Capital Gaming International, Inc. ("CGII"), and Crescent City Capital Development Corp. ("CCCDC").


                                  RECITALS:

WHEREAS, CCCDC is currently debtor in possession in a Chapter 11 bankruptcy proceeding pending in the United States Bankruptcy Court for the Eastern District of Louisiana (the "Bankruptcy Case"); and

WHEREAS, pursuant to a Stock Purchase Agreement dated February 21, 1996, Purchasers agreed to purchase all of the newly issued capital stock of Reorganized CCCDC pursuant to a Plan of Reorganization submitted in the Bankruptcy Case; and

WHEREAS, pursuant to paragraph 4 of the Stock Purchase Agreement, Purchasers agreed to assume at the Closing all the secured obligations of CCCDC to Bally Gaming, Inc. and International Game Technology collateralized by security interests in gaming equipment manufactured and sold by Bally Gaming, Inc. and International Game Technology to CCCDC in an aggregate amount not exceeding $6,500,000 (the "Assumed Liabilities"); and

WHEREAS, on April 29, 1996, a Second Amended Plan of Reorganization was confirmed in the Bankruptcy Case which provided for the consummation of the Stock Purchase Agreement conditioned, among other things, on the assumption of the Assumed Liabilities as set forth in paragraph 4 of the Stock Purchase Agreement; and

WHEREAS, Purchasers, in connection with the Closing of the Stock Purchase Agreement, wish to confirm the assumption of indebtedness required by the Letter Agreement and the Plan.

NOW, THEREFORE, in consideration of the above, it is agreed as follows:

1. ASSUMPTION. Purchasers hereby assume all liability and obligation with respect to the Assumed Liabilities.

2. INDEMNIFICATION. Purchasers agree to indemnify, defend and hold harmless CGII, CCCDC, and their respective officers, directors, attorneys and agents, from and against any liability, cost or expense (including reasonable attorneys fees) arising out of or resulting from Purchasers' failure to fulfill its obligations as set forth in paragraph 1 above.

IN WITNESS WHEREOF, the undersigned have executed this Assumption Agreement as of the date and year first written above.

                                   CASINO MAGIC CORP.

                                   By: /s/ Robert Callaway
                                   Name: Robert Callaway
                                   Title: Secretary


                                   JEFFERSON CASINO CORP.

                                   By: /s/ Robert Callaway
                                   Name: Robert Callaway
                                   Title: Secretary


                                   CAPITAL GAMING INTERNATIONAL, INC.

                                   By: /s/ Edward M. Tracey
                                   Name: Edward M. Tracy
                                   Title: President and CEO


                                   CRESCENT CITY CAPITAL
                                   DEVELOPMENT CORP.

                                   By: /s/ Edward M. Tracey
                                   Name: Edward M. Tracy
                                   Title: President and CEO